UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
United Dominion Realty Trust, Inc.

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 14, 2007, United Dominion Realty Trust, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland Articles of Amendment (“Articles of Amendment”) amending Article II of the company’s Articles of Restatement to change the name of the company to UDR, Inc. A copy of the Articles of Amendment, which became effective on the filing date of March 14, 2007, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
     Effective March 14, 2007, following the effectiveness of the Articles of Amendment, the company’s bylaws were amended to reflect the change of the company’s name to UDR, Inc. A copy of the Amended and Restated Bylaws (as amended through March 14, 2007) is attached hereto as Exhibit 3.3 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.1	Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005 (Commission File No. 1-10524)).

3.2	Articles of Amendment to the Articles of Restatement dated and filed with the State Department of Assessments and Taxation of the State of Maryland on March 14, 2007.

3.3	Amended and Restated Bylaws (as amended through March 14, 2007).

4.1	Form of Common Stock Certificate.

4.2	Form of Certificate for Shares of 8.60% Series B Cumulative Redeemable Preferred Stock.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.

Date: March 15, 2007	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005 (Commission File No. 1-10524)).

3.2	Articles of Amendment to the Articles of Restatement dated and filed with the State Department of Assessments and Taxation of the State of Maryland on March 14, 2007.

3.3	Amended and Restated Bylaws (as amended through March 14, 2007).

4.1	Form of Common Stock Certificate.

4.2	Form of Certificate for Shares of 8.60% Series B Cumulative Redeemable Preferred Stock.